UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 17, 2023

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

9070 S Rita Road, Suite 1500, Tucson, AZ	85747
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $.001	AERG	OTCQB

Item 1.01 – Amendment of a Material Definitive Agreement.

On January 17, 2023, Applied Energetics, Inc. amended its Consulting Agreement with SWM Consulting, LLC, pursuant to which Stephen W. McCahon serves as its Chief Scientist. The amendment is effective January 1, 2023, provides for an extended term of three years, commencing on that date, and increases compensation under the agreement to $300,000, $325,000 and $350,000 per year for the first, second and third years of the extended term, respectively.

On January 17, 2023, Applied Energetics, Inc. amended its Master Services Agreement with Westpark Advisors,, LLC. The amendment is effective January 1, 2023, provides for an extended term of three years, commencing on that date, and increases compensation under the agreement to $260,000, $275,000 and $290,000 per year for the first, second and third years of the extended term, respectively. The amendment further provides for issuance of Restricted Stock Units covering 940,909 shares of the company’s common stock, subject to the company receiving cumulative revenues from contracts in the amount of $5 million and the company completing a funding with designated proceeds sufficient to cover any withholding which may be due for the issuance of such shares and nullifies options to purchase 1,000,000 shares which were referenced in the original agreement but never issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Gregory J. Quarles
Gregory J. Quarles,
President and Chief Executive Officer

Date: January 24, 2023

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